Letter of Transmittal

Regarding Shares in AOG Institutional Fund

Tendered Pursuant to the Offer to Repurchase

Dated May 24, 2024

The Offer and withdrawal rights will expire on June 28, 2024 and this Letter of Transmittal must be received by

the Fund’s Administrator, either by regular mail, overnight/certified mail or fax,

by 11:59 p.m., Eastern Time, on June 28, 2024, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to AOG Institutional Fund, a closed-end, non-diversified, statutory trust organized under the laws of the State of Delaware (the “Fund”), the shares of beneficial interest in the Fund (“Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Repurchase dated May 24, 2024 (the “Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Repurchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Repurchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

If the undersigned tenders Shares and the Fund purchases those Shares, the undersigned will receive a payment in cash or a non-interest bearing, non-transferable debt obligation, which may or may not be certificated. The cash payment of the purchase price for the Shares or portion thereof of the undersigned, as described in Section 6 of the Offer to Repurchase, shall be wired to the account of the financial intermediary of the undersigned from which the subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

VALUATION DATE: June 28, 2024

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), June 28, 2024

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Administrator No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PART 1 – NAME (AS IT APPEARS ON YOUR AOG INSTITUTIONAL FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:

Fund Account #:

Account Name/Registration:

SSN or Tax ID:

PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐    Full Repurchase

☐    Partial Repurchase of                  Shares (please only provide a number of Shares, not a dollar amount)

PART 3 – PAYMENT

Payments will be directed back to the account at your financial intermediary from which your subscription funds were debited. Contact your financial intermediary if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned Shareholder acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Repurchase dated May 24, 2024 (the “Offer to Repurchase”) and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Repurchase. The

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undersigned represents that the undersigned is the beneficial owner of the Shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering Shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

PLEASE MAIL OR FAX TO THE FUND’S ADMINISTRATOR AT:

Regular Mail	Overnight/Certified Mail
AOG Institutional Fund c/o Ultimus Fund Solutions, LLC P.O. Box 541150 Omaha, NE 68154	AOG Institutional Fund c/o Ultimus Fund Solutions, LLC 4221 N 203rd St, Suite 100 Elkhorn, NE 68022

Fax	FOR ADDITIONAL INFORMATION CALL:
(402) 963-9094	(877) 600-3573

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